Exhibit 4.1

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE SOLD, OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY SUCH APPLICABLE STATE LAWS, OR IN VIOLATION OF THE PROVISIONS OF THIS WARRANT.

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF November 11, 2004.

                                     WARRANT

                           To Purchase Common Stock of

                             Essential Reality, Inc.
                              A Nevada Corporation

                        Issuance Date: November 11, 2004

                     Issued To: ROSENTHAL & ROSENTHAL, INC.

No. of Shares of Common Stock: 500,000

                                TABLE OF CONTENTS

                                                                            Page

1.    DEFINITIONS..............................................................1

2.    EXERCISE OF WARRANT......................................................4
      2.1.     Manner of Exercise..............................................4
      2.2.     Payment of Taxes................................................5
      2.3.     Fractional Shares...............................................6
      2.4.     Continued Validity..............................................6

3.    TRANSFER, DIVISION AND COMBINATION.......................................6
      3.1.     Transfer........................................................6
      3.2.     Division and Combination........................................7
      3.3.     Expenses........................................................7
      3.4.     Maintenance of Books............................................7

4.    ADJUSTMENTS..............................................................7
      4.1.     Stock Dividends, Subdivisions and Combinations..................7
      4.2.     Certain Other Distributions.....................................8
      4.3.     Issuance of Additional Shares of Common Stock...................8
      4.4.     Issuance of Warrants or Other Rights............................9
      4.5.     Issuance of Convertible Securities..............................9
      4.6.     Superseding Adjustment..........................................9
      4.7.     Other Provisions Applicable to Adjustments Under
               This Section....................................................9
      4.8.     Reorganization, Reclassification, Liquidation, Dissolution,
               Merger, Consolidation or Disposition of Assets..................9
      4.9.     Other Action Affecting Common Stock............................10
      4.10.    Certain Limitations............................................10

5.    NOTICES TO WARRANTHOLDERS...............................................10
      5.1.     Notice of Adjustments..........................................10
      5.2.     Notice of Certain Corporate Action.............................10

6.    NO IMPAIRMENT...........................................................11

7.    RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR
      APPROVAL OF ANY GOVERNMENTAL AUTHORITY..................................11

8.    TAKING OF A RECORD; STOCK AND WARRANT TRANSFER BOOKS....................12

9.    RESTRICTIONS ON TRANSFERABILITY.........................................12
      9.1.     Restrictive Legends............................................12
      9.2.     Notice of Proposed Transfers; Requests for Registration........13
      9.3.     Termination of Restrictions....................................13

10.   SUPPLYING INFORMATION...................................................14

11.   LOSS OR MUTILATION......................................................14

12.   OFFICE OF THE COMPANY...................................................14

13.   REGISTRATION RIGHTS.....................................................14

14.   LIMITATION OF LIABILITY.................................................15

15.   MISCELLANEOUS...........................................................15
      15.1.    Nonwaiver and Expenses.........................................15
      15.2.    Notice Generally...............................................15
      15.3.    Indemnification................................................16
      15.4.    Successors and Assigns.........................................16
      15.5.    Amendment......................................................16
      15.6.    Severability...................................................16
      15.7.    Headings.......................................................16
      15.8.    Governing Law; Consent to Jurisdiction and Venue. .............17
      15.9.    Mutual Waiver of Jury Trial....................................17

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE SOLD, OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY SUCH APPLICABLE STATE LAWS, OR IN VIOLATION OF THE PROVISIONS OF THIS WARRANT.

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF November 11, 2004.

Warrant Number: ___________                           Date of Issuance: 11/11/04
No. of Shares of Common Stock: 500,000

                                     WARRANT

                           To Purchase Common Stock of

                             Essential Reality, Inc.

            THIS IS TO CERTIFY THAT Rosenthal & Rosenthal, Inc. or its registered assigns, is entitled, at any time during the Exercise Period (as hereinafter defined), to purchase from Essential Reality, Inc., a Nevada corporation (the "Company"), five hundred thousand (500,000) shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price of ten cents per share (subject to adjustment as set forth herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.    DEFINITIONS

            As used in this Warrant, the following terms have the respective meanings set forth below:

            "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Closing Date, other than Warrant Stock, whether now authorized or not.

            "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

            "Closing Date" shall mean November 11, 2004

            "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

            "Common Stock" shall mean (except where the context otherwise indicates) the common stock, par value $.001 per share, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.8) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.8.

            "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

            "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, the average of the daily market prices for the 20 consecutive Trading Days immediately preceding such date. The daily market price for each such Trading Day shall be (i) the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, the last reported sale price as officially quoted on any such exchange, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange but is traded on the Nasdaq Stock Market, the last reported sale price as officially quoted on the Nasdaq Stock Market, (iv) if the Common Stock is not then traded on the Nasdaq Stock Market, the last reported sale price on the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), or if such sale price is not available on such date, the average of the closing bid and asked prices on such date as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices) or (v) if there is no such organization or agency, as furnished by any member of the NASD selected mutually by the Holder and the Company or, if they cannot agree upon such selection, by a member selected by two such members of the NASD, one of which shall be selected by the Holder and one of which shall be selected by the Company.

            "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date. On the Closing Date, the Current Warrant Price is ten cents per share of Common Stock, and is subject to adjustment pursuant to Section 4.

            "Exercise Period" shall mean the period beginning on the Closing Date and ending at 5:00 P.M., New York time, on the earlier to occur of (i) November 30, 2010; and (ii) the date which is 10 business days after Holder's receipt of notice from the Company that the Current Market Price of the Common Stock of the Company is no less than an amount equal to four times the Current Warrant Price, as adjusted pursuant to Section 4 hereof.

            "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of this Warrant outstanding on such date and other options or warrants to purchase, or securities convertible into, shares of Common Stock outstanding on such date, whether or not such options, warrants or other securities are presently convertible or exercisable.

            "Holder" shall mean, as the context requires, the Person in whose name this Warrant is registered on the books of the Company maintained for such purpose and/or the Person holding any Warrant Stock.

            "Independent Counsel" shall mean counsel to the Holder reasonably acceptable to the Company.

            "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

            "Other Property" shall have the meaning set forth in Section 4.8.

            "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

            "Permitted Issuances" shall mean (i) the issuance of shares of Common Stock pursuant to an underwritten public offering, and (ii) the issuance of shares of Common Stock upon exercise of this Warrant.

            "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government
(whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

            "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of the Closing Date between the Company and Rosenthal & Rosenthal, Inc.

            "Reorganization" shall have the meaning set forth in Section 4.8.

            "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9.1(a).

            "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Subsidiary" shall mean any corporation of which an aggregate of more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by the Company and/or one or more Subsidiaries of the Company.

            "Trading Day" shall mean (i) any day on which stock is traded on the principal stock exchange on which the Common Stock is listed or admitted to trading, (ii) if the Common Stock is not then listed or admitted to trading on any stock exchange but is traded on the Nasdaq Stock Market, any day on which stock is traded on the Nasdaq Stock Market, or (iii) if the Common Stock is not then traded on the Nasdaq Stock Market, any day on which stock is traded in the over-the counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

            "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

            "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

            "Warrant Stock" shall mean the shares of Common Stock purchased by the Holder of this Warrant upon the exercise hereof.

            "Warrants" shall mean this warrant, and all warrants issued upon transfer, division or combination of, or in substitution or exchange for, this warrant.

2.    EXERCISE OF WARRANT

            2.1 Manner of Exercise. At any time during the Exercise Period, the Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

            In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its office at 15-15 132nd Street, College Point, New York , or at the office or agency designated by the Company pursuant to
Section 12, (i) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price in the manner provided below, and
(iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by the Holder or its duly appointed agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request in the notice and shall be registered in the name of the Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or checks, if any, and this Warrant, are received by the Company as described above and all taxes required to be paid by the Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

            Payment of the Warrant Price shall be made at the option of the Holder by (i) cash, (ii) wire transfer to an account in a bank located in the United States designated for such purpose by the Company, (iii) certified or official bank check, or (iv) any combination of the foregoing; provided, however, that the Holder shall have the right, at its election, in lieu of delivering the Warrant Price in cash, to instruct the Company in the form of the subscription form appearing at the end of this Warrant as Exhibit A to retain, in payment of the Warrant Price, a number of shares of Common Stock equal to the quotient of the aggregate Warrant Price of the shares as to which this Warrant is then being exercised divided by the Current Market Price.

            2.2. Payment of Taxes. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon the Holder, in which case such taxes or charges shall be paid by the Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of the Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

            2.3. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of this Warrant. As to any fraction of a share which the Holder of a Warrant would otherwise be entitled to purchase upon exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

            2.4. Continued Validity. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a registration statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as the Holder under Sections 6, 10, 13, 14, 15 and 17 of this Warrant, subject to the obligations thereunder. The Company will, at the time of each exercise of this Warrant, in whole or in part, upon the request of the holder of the shares of Common Stock issued upon such exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all such rights; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

3.    TRANSFER, DIVISION AND COMBINATION

            3.1. Transfer. Subject to compliance with Section 9, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name(s) of the assignee or assignees and in the denomination(s) specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with
Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued. If requested by the Company, a new Holder shall acknowledge in writing, in form reasonably satisfactory to the Company, such Holder's continuing obligation under Section 9.

            3.2. Division and Combination. Subject to Section 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with
Section 3.1 and with Section 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

            3.3. Expenses. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 3.

            3.4. Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4.    ADJUSTMENTS

            The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

            4.1. Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

                  (a) take a record of the  holders of its Common  Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

                  (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, by a reverse stock split or otherwise then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment except that the number of shares of Common Stock for which this warrant is exercisable shall not be reduced or otherwise adjusted by reason of the 1 to 44 reverse stock split contemplated in the Company's SEC Form 14C filed on October 26, 2004.

            4.2. Certain Other Distributions. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                  (a) cash;

                  (b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock); or

                  (c) any warrants or other rights to subscribe  for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock);

then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment by a fraction (A) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record and (B) the denominator of which shall be such Current Market Price per share of Common Stock, minus the amount allocable to one share of Common Stock of (x) any such cash so distributable and (y) the fair value (as determined in good faith by the Board of Directors of the Company and, if requested by the Holder, supported by an opinion from an investment banking firm of recognized national standing reasonably acceptable to the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

            4.3. Intentionally Omitted

            4.4. Intentionally Omitted

            4.5. Intentionally Omitted

            4.6. Intentionally Omitted

            4.7. Intentionally Omitted

            4.8. Reorganization, Reclassification, Liquidation, Dissolution, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, liquidate its assets, dissolve, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation or other entity (hereinafter, a "Reorganization") and, pursuant to the terms of such Reorganization, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right following the effectiveness of such Reorganization to receive, upon exercise of such Warrant, or, in the case of a liquidation of assets or a dissolution to receive, upon such liquidation or dissolution, without taking any further action, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such Reorganization by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event (without regard to the number of shares of Common Stock available or set aside for issuance upon such exercise). In case of any such Reorganization, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such appropriate modifications as are satisfactory to the Holder in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.8 "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.8 shall similarly apply to successive Reorganizations.

            4.9. Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 4 for which a specific adjustment is provided, then, unless such action will not have a materially adverse effect upon the rights of the Holder, the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

            4.10. Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

5.    NOTICES TO WARRANTHOLDERS

            5.1. Notice of Adjustments. Whenever the number of shares of Common Stock or the class or type of stock or other property for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of this Warrant, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.2 or 4.7(a)), specifying the number of shares of Common Stock for which this Warrant is exercisable and describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder in accordance with Section 15.2. The Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of a Warrant designated by the Holder.

            5.2. Notice of Certain Corporate Action. The Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.

6.    NO IMPAIRMENT

            The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Current Warrant Price immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

            Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

7. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

            From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the exercise in full of all outstanding Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, taking appropriate board action, recommending such an increase to the holders of Common Stock, holding shareholders meetings, soliciting votes and proxies in favor of such increase to obtain the requisite shareholder approval and upon such approval, the Company shall reserve and keep available such additional shares solely for the purpose of permitting the exercise of Warrants.

            All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued, fully paid and nonassessable and free and clear of any liens, claims and restrictions (other than as provided herein). Except as provided in this Warrant, no stockholder of the Company has or shall have any preemptive rights to subscribe for such shares of Common Stock.

            Before taking any action which would result in an adjustment in the number of shares of Common Stock or the type of consideration for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

            If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (otherwise than as provided in Section 9) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

8.    TAKING OF A RECORD; STOCK AND WARRANT TRANSFER BOOKS

            In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of
Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9.    RESTRICTIONS ON TRANSFERABILITY

            The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this
Section 9. The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

            9.1.  Restrictive  Legends. (a) Except as otherwise provided in this
Section 9, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with legends in substantially the following form:

                  "The  shares  represented  by this  certificate  have not been registered under the Securities Act of 1933, as amended, or under the securities or blue sky laws of any state and are subject to the conditions specified in a certain Warrant dated November 11, 2004, originally issued by Essential Reality, Inc. (the "Company"). The shares represented by this certificate may not be sold, or otherwise transferred, in the absence of such registration or an exemption therefrom under such Act and under any such applicable state laws, or in violation of the provisions of the Warrant. A copy of the form of said Warrant is on file with the Secretary of the Company. The holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of such Warrant."

                  The shares  represented by this certificate are subject to the terms and conditions of a Registration Rights Agreement, dated as of November 11, 2004.

            (b) Except as otherwise provided in this Section 9, each Warrant shall be stamped or otherwise imprinted with legends in substantially the following form:

                  "This Warrant and the securities  represented  hereby have not been registered under the Securities Act of 1933, as amended, or under the securities or blue sky laws of any state and may not be sold, or otherwise transferred, in the absence of such registration or an exemption therefrom under such Act and under any such applicable state laws, or in violation of the provisions of this Warrant."

                  This Warrant and the securities represented hereby are subject to the terms and conditions of a Registration Rights Agreement, dated as of November 11, 2004.

            9.2. Notice of Proposed Transfers; Requests for Registration. Prior to any Transfer or attempted Transfer of any Warrants or any shares of Restricted Common Stock, the Holder of such Warrants or Restricted Common Stock shall deliver to the Company either a written opinion reasonably acceptable to the Company of Independent Counsel addressed to the Company or a no-action letter from the Commission to the effect that the proposed Transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act and applicable state securities or blue sky laws. After delivery of the written opinion or the no-action letter to the Company, such Holder shall thereupon be entitled to Transfer such Warrants or such Restricted Common Stock. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(b), unless in the written opinion of Independent Counsel addressed to the Company such legend is not required in order to ensure compliance with the Securities Act.

            9.3. Termination of Restrictions. Notwithstanding the foregoing provisions of Section 9, the restrictions imposed by this Section upon the transferability of the Warrants, the Warrant Stock and the Restricted Common
Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirements of Section 9.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto, or (ii) when the Company shall have delivered to the Holder or Holders of Warrants, Warrant Stock or Restricted Common Stock the written opinion of Independent Counsel stating that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Section 9 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the first restrictive legend set forth hereon:

            "THE  RESTRICTIONS  ON  TRANSFERABILITY  OF  THE  WITHIN
            WARRANT CONTAINED IN SECTION 9 HEREOF TERMINATED ON ____________, 20__, AND ARE OF NO FURTHER FORCE AND EFFECT."

            All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 9.1(a).

10.   SUPPLYING INFORMATION

            The Company shall cooperate with each Holder of a Warrant and each Holder of Restricted Common Stock in supplying such information as may be reasonably requested by such Holder or reasonably necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

11.   LOSS OR MUTILATION

            Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

12.   OFFICE OF THE COMPANY

            As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

13.   REGISTRATION RIGHTS

            This Warrant is entitled to the benefits of the registration rights provisions contained in the Registration Rights Agreement. The Company shall keep a copy of the Registration Rights Agreement, and any amendments thereto, at the office or agency designated by the Company pursuant to Section 12 and shall furnish copies thereof to the Holder upon request.

14.   LIMITATION OF LIABILITY

            No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

15.   MISCELLANEOUS

            15.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

            15.2. Notice Generally.  All notices,  demands,  requests,  or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Warrant shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), or facsimile transmission, addressed as follows:

                  (a)   If to the Company:

                        Essential Reality, Inc.
                        15-15 132nd Street, College Point NY
                        Attention: Jay Gelman
                        Facsimile: ______________

                        with a copy to:

                        Oscar Folger, Esq.
                        521 Fifth Avenue, New York NY
                        Facsimile: ______________

                  (b) If to the Holder, at its last known address appearing on the books of the Company maintained for such purpose.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication shall be deemed to have been duly given five business days after being deposited in the mail, postage prepaid, if mailed; when delivered by hand, if personally delivered; or upon receipt, if sent by facsimile (followed by a confirmation copy sent by either overnight or two (2) day courier).

            15.3. Indemnification. The Company agrees to indemnify and hold harmless the Holder, its officers, directors, employees, agents, and attorneys from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against the Holder relating to or arising out of any litigation to which the Holder is made a party in its capacity as a stockholder or warrantholder of the Company; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (i) the Holder's gross negligence or willful misconduct,
(ii) actions or omissions taken or not taken by the Holder in any capacity other than as a stockholder or warrantholder of the Company or (iii) actions or omissions taken or not taken by the Holder solely as a stockholder or warrantholder of the Company and for which stockholders or warrantholders may be held liable under Utah law.

            15.4. Successors and Assigns.  Subject to the provisions of Sections
3.1 and 9, (i) this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder, and (ii) the provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

            15.5. Amendment. The Warrants may be modified or amended or the provisions thereof waived with the written consent of the Company and the Holder.

            15.6. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

            15.7. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

            15.8. Governing Law; Consent to Jurisdiction and Venue. In all respects, including all matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America. EACH OF THE COMPANY AND HOLDER CONSENTS TO PERSONAL JURISDICTION, WAIVES ANY OBJECTION AS TO JURISDICTION OR VENUE, AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE, IN THE CITY OF NEW YORK, STATE OF NEW YORK. Service of process on the Company or the Holder in any action arising out of or relating to this Agreement shall be effective if mailed to such party in accordance with the procedures and requirements set forth in
Section 15.2. Nothing herein shall preclude the Holder or the Company from bringing suit or taking other legal action in any other jurisdiction.

            15.9. Mutual Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS WARRANT.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its duly authorized officer and its corporate seal to be impressed hereon and attested by its Secretary or Assistant Secretary.

Dated: November 15, 2004

                                            Essential Reality, Inc.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

Attest:


By:
   ------------------------------
   Name:
   Title:

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

            The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of _______ shares of Common Stock of Essential Reality, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to __________________ whose address is ___________________________
and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

                                             (Name of Registered Owner)
-----------------------------

                                             (Signature of Registered Owner)
-----------------------------

                                             (Street Address)
-----------------------------

                                             (City) (State) (Zip Code)
-----------------------------

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

            FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee        No. of Shares of Common Stock
----------------------------        -----------------------------



and does hereby irrevocably constitute and appoint ______________ attorney-in-fact to register such transfer on the books of Essential Reality, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:
          --------------------------
Name:
          --------------------------
Signature:
          --------------------------
Witness:
          --------------------------

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.